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                                                                   EXHIBIT 10.24

                                                                  EXECUTION COPY

                                    GUARANTY

         To induce (i) The Beckman Family Trust, a revocable living trust created pursuant to the laws of the State of California (the "Trust"); (ii) David Alan Beckman, an individual resident of the State of California, in his individual capacity and in his capacity as Co-Trustee of the Trust ("D. Beckman"); (iii) Keiko Koga Beckman, an individual resident of the State of California, in her individual capacity and in her capacity as Co-Trustee of the Trust ("K. Beckman" and together with D. Beckman, the "Beckmans"); and (iv) Falcon International Investment Holdings LLC, a Delaware limited liability company (the "Shareholder" and together with the Trust and the Beckmans, the "Sellers"), to enter into (x) that certain Securities Purchase Agreement, dated the date hereof (the "US Purchase Agreement"), by and among Serologicals Research Products, Inc., a Delaware corporation ("Serologicals"), and the Shareholder; (y) that certain European Purchase Agreement, dated the date hereof (the "European Purchase Agreement"), by and among Serologicals and the Shareholder; and (z) that certain Indemnification Agreement, dated the date hereof (the "Indemnification Agreement"), among Serologicals, the Trust, the Beckmans and the Shareholder (the US Purchase Agreement, the European Purchase Agreement and the Indemnification Agreement, as at any time modified or amended in accordance with the terms thereof, are referred to hereinafter collectively as the "Operative Documents."), and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Serologicals Corporation, a Delaware corporation ("Guarantor"), intending to be legally bound, hereby irrevocably guarantees to Sellers, and, without duplication, each of them, the due and punctual payment of any and all amounts payable, or that become payable, from Serologicals to Sellers pursuant to the Operative Documents and the performance of all covenants and agreements of Serologicals under the Operative Documents (such amounts, covenants and agreements being hereinafter referred to as the "Obligations").

         This Guaranty shall be enforceable without Sellers, or any of them, having to proceed first against Serologicals before proceeding against Guarantor, and shall be effective regardless of the solvency or insolvency of Serologicals or Guarantor (except to the extent that the obligation of the Guarantor is discharged in a bankruptcy proceeding), any reorganization, merger or consolidation of Serologicals or Guarantor, or any change in the ownership, composition, nature, personnel or location of Serologicals or Guarantor. In any proceeding regarding this Guaranty, Guarantor shall be entitled to all defenses available to Serologicals under the Operative Documents; provided, however, that Guarantor shall not assert any such defense to the extent it has been determined by final judgment of a court of competent jurisdiction that such defense is not available to Serologicals. Guarantor's obligations under this Guaranty are independent of those of Serologicals and those of any other person.

         This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Sellers and their respective successors and assigns.

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         Guarantor shall pay to (in immediately available funds) and perform, for the benefit of Sellers, when due, on demand of Sellers, all Obligations. This Guaranty is a guaranty of payment and not of collectibility.

         Guarantor acknowledges that it is relying upon its own knowledge of and is fully informed with respect to Serologicals' financial condition. Guarantor assumes full responsibility for keeping fully informed of Serologicals' financial condition and all other circumstances affecting Serologicals' ability to perform the Obligations, and agrees that Sellers will have no duty to report to Guarantor any information which Sellers receive about Serologicals' financial condition or any circumstances bearing on Serologicals' ability to perform all or any portion of the Obligations, regardless of whether Sellers have reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor.

         The Guarantor waives and agrees not to assert or take advantage of: (a) any right to require Sellers to proceed against Serologicals, any other guarantor or any other person or any security now or hereafter held by Sellers or to pursue any other remedy whatsoever, including any such right or any other right set forth in or arising out of Sections 2845, 2850, 2899 or 3433 of the California Civil Code; (b) any defense based upon any legal disability of Serologicals or any guarantor or other person, or any discharge or limitation of the liability of Serologicals or any guarantor or other person to Sellers (or any of them), or any restraint or stay applicable to actions against Serologicals or any guarantor or other person, whether such disability, discharge, limitation, restraint or stay is consensual, or arising by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, insolvency, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding, or from any other cause, including any defense to the payment of interest, attorneys' fees and costs, and other charges that otherwise would accrue or become payable in respect to the Obligations after the commencement of any such proceeding; (c) setoff, counterclaim, presentment, demand, protest, notice of protest, notice of nonpayment, or other notice of any kind; (d) any defense based upon the modification, renewal, extension or other alteration of any of the Obligations, or of the documents executed in connection therewith; (e) any defense based upon the negligence of Sellers (or any of them), including the failure to record an interest under a deed of trust, the failure to perfect any security interest, the failure to file a claim in any bankruptcy of Serologicals or any guarantor or other person or in other administration of the Obligations; (f) any defense based upon a statute of limitations to the fullest extent permitted by law and any defense based upon any of the Sellers' delay in enforcing this Guaranty or any other agreement; (g) all rights of subrogation, reimbursement, indemnity and contribution, all rights to enforce any remedy that Sellers may have against Serologicals or other person, until the Obligations have been paid and performed in full, and any defense based upon the impairment of any subrogation, reimbursement, indemnity or contribution rights that Guarantor might have,; (h) any defense based upon the death, incapacity, lack of authority or termination of existence of, or purported revocation or rescission of this Guaranty or any of the Obligations by, any person, or the substitution of any party hereto or thereto; (i) any defense based upon or related to Guarantor's lack of knowledge as to Serologicals' financial condition; (j) any right to revoke this Guaranty or obligations hereunder and all rights and benefits of Section 2815 of the California

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Civil Code; (k) any right to designate the order of application of any sums or property received by Sellers (or any of them), and in connection therewith Guarantor agrees that any amounts received by any of Sellers from any source on account of the Obligations may be applied by Sellers toward payment thereof in such order as Sellers may from time to time elect, notwithstanding any contrary designation by Serologicals, Guarantor or any other person; (l) any defense based upon any action taken or omitted by Sellers (or any of them) in any bankruptcy or other insolvency proceeding involving Serologicals or any other person, including any election to have any of Sellers' claim(s) allowed as secured, partially secured or unsecured, any extension of credit by any of Sellers to Serologicals in any such proceeding, and the taking and holding by Sellers of any security for any such extension of credit; and (m) any right or defense that is or may become available to Guarantor by reason of California Civil Code Sections 2787 to and including 2855, 2899 and 3433.

         The obligations of Guarantor under this Guaranty shall not be altered, limited, stayed or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Serologicals, or by any defense Serologicals may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. Any stay of enforcement or of acceleration of the time for payment of any of the Obligations as against Serologicals or any other person shall have no effect upon Guarantor's liability under this Guaranty or the time for payment by Guarantor hereunder.

         The liability of Guarantor hereunder shall continue in effect notwithstanding any payment or performance of the Obligations by Serologicals or any other person, such that, if any such payment or performance is avoided or recovered from Sellers (or any of them) or Sellers (or any of them) are otherwise required to restore or return any such payment or performance in connection with the bankruptcy, insolvency or reorganization of Serologicals or otherwise, Guarantor shall remain liable hereunder as though such payment or performance had not occurred. Sellers shall be under no obligation to return or deliver this Guaranty to Guarantor, notwithstanding the payment or performance of the Obligations. If this Guaranty is nevertheless returned to Guarantor or is otherwise released, then the provisions herein shall survive such return or release, and the liability of Guarantor under this Guaranty shall survive such return or release, and Guarantor shall remain liable under this Guaranty under the circumstances provided herein notwithstanding such return or release.

         This Guaranty has been made and delivered in the State of California and shall be governed by the laws of that State without reference to its conflict of laws principles. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         Any notice, request, instruction or other document to be given hereunder to the Guarantor shall be in writing and delivered personally or sent by registered or certified mail or by any express mail or overnight courier service, postage or fees prepaid to:

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                  Serologicals Corporation
                  5655 Spalding Drive
                  Norcross, Georgia 30092
                  Attention: Jeffrey Linton

         with a copy to:

                  King & Spalding LLP
                  191 Peachtree Street
                  Atlanta, Georgia 30303-1763
                  Attention: Philip A. Theodore, Esq.

or at such other address as shall be specified by like notice.

         Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to Guarantor upon actual receipt by Guarantor or its agent. Any notice that is addressed and mailed or sent by courier in the manner herein provided shall be conclusively presumed to have been duly given to Guarantor at the close of business, Atlanta time, on the fourth Business Day after the day it is so placed in the mail or, if earlier, the time of actual receipt. "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Atlanta.

         Guarantor hereby irrevocably consents and agrees that, except as provided in the next sentence, any action, suit or proceeding arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Guaranty or any related document (for purposes of this paragraph, a "Legal Dispute") shall be brought only to the exclusive jurisdiction of the courts of the State of California or the federal courts located in the State of California, County of San Diego; provided, however, that no party shall be prevented from raising an objection to subject matter jurisdiction in such forum. Guarantor agrees that, after a Legal Dispute is before a court as specified in this paragraph and during the pendency of such Legal Dispute before such court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including, any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Guarantor hereby waives, and agrees not to assert, as a defense in any Legal Dispute, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such court (other than as set forth above with respect to subject-matter jurisdiction) or that its property is exempt or immune from execution, that the action, suit or proceeding is brought in an inconvenient forum or that the venue of the action, suit or proceeding is improper (other than as set forth above with respect to subject-matter jurisdiction). Guarantor agrees that a final judgment in any action, suit or proceeding described in this paragraph after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

         Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability

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without invalidating the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, Guarantor waives any provision of law which renders any such provision prohibited or unenforceable in any respect.

         This Guaranty supersedes all negotiations, agreements and understandings with respect to the subject matter of this Guaranty and constitutes the entire agreement of the Guarantor with respect thereto.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 11th day of February, 2003.

                                       SEROLOGICALS CORPORATION

                                       By: /s/ David A. Dodd
                                           President and Chief Executive Officer

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